EXHIBIT 99.1

             Chattem Reports Second Quarter Results for Fiscal 2006


    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--July 10, 2006--Chattem, Inc. (NASDAQ: CHTT), a leading marketer and manufacturer of branded consumer products, today announced financial results for the second fiscal quarter and six months ended May 31, 2006.

    Second Quarter Financial Results

    Total revenues for the second quarter of fiscal 2006 were $79.4 million compared to total revenues of $75.7 million in the prior year quarter, representing a 5% increase. Total revenues increased 8% over the second quarter of fiscal 2005 excluding sales of pHisoderm, which was divested in November 2005. Revenue growth for the quarter was driven by the continued strength of the Gold Bond(R) franchise, up 11%, led by Gold Bond Ultimate(R) Healing Lotion, the BullFrog(R) franchise, up 25%, reflecting strong sales of BullFrog Mosquito Coast(R), the Selsun(R) franchise, up 7%, due to the introduction of Selsun Salon(TM), and incremental sales from Icy Hot Pro-Therapy(R) and Dexatrim Max20(TM).
    Net income in the second quarter of fiscal 2006 was $10.2 million, compared to $15.5 million in the prior year quarter and earnings per share were $0.52, compared to $0.76 in the prior year quarter. Net income in the second quarter of fiscal 2006 was reduced by employee stock option expenses under FAS 123R. Net income for the second quarter of fiscal 2005 included the reversal of a charge related to the Dexatrim(R) litigation and a loss on early extinguishment of debt. As adjusted to exclude these items, net income for the second quarter of fiscal 2006 was $11.1 million, compared to $12.3 million in the prior year quarter, and earnings per share were $0.57, compared to $0.60 in the prior year quarter.(1) The decrease of adjusted net income in the second quarter of fiscal 2006, in spite of an increase in total revenues, was due to increased advertising and promotional spending to support the Company's new products, primarily Icy Hot Pro-Therapy and Selsun Salon.

    First Six Months Financial Results

    For the first six months of fiscal 2006, total revenues were $163.4 million compared to total revenues of $147.2 million in the prior year period, representing an 11% increase. Total revenues increased 15% over the prior year period excluding sales of pHisoderm, which was divested in November 2005. Revenue growth for the first half of fiscal 2006 was led by the new product launches of Icy Hot Pro-Therapy and Selsun Salon and continued growth of the Gold Bond lotion business. For the first six months of fiscal 2006, the Selsun franchise increased 15%, the Gold Bond franchise increased 12% and the topical analgesic portfolio decreased slightly, as compared to the prior year period.
    Net income in the first six months of fiscal 2006 was $25.0 million, compared to $24.2 million in the prior year period and earnings per share were $1.27, compared to $1.18 in the prior year period. Net income in the first six months of fiscal 2006 included a loss on early extinguishment of debt, a recovery related to the Dexatrim litigation settlement and employee stock option expenses under FAS 123R. Net income in the first six months of fiscal 2005 included a loss on early of extinguishment of debt and the reversal of a charge related to the Dexatrim litigation. As adjusted to exclude these items, net income in the first six months of fiscal 2006 was $22.7 million, compared to $22.8 million in the prior year period, and earnings per share were $1.15, compared to $1.11 in the prior year period.(1) Net income grew at a lower rate than total revenues for the first six months of fiscal 2006 as a result of increased advertising and promotional spending to support the Company's new products, primarily Icy Hot Pro-Therapy and Selsun Salon.

    Outlook

    The Company's overall business remains strong, as evidenced by 12% retail sales growth in the latest 13-week period ended June 17, 2006 and five consecutive four-week periods of double-digit retail sales growth, as compared to year ago results for the same periods excluding sales of pHisoderm, which was divested in November 2005. The Company's strong performance has been led by the Gold Bond lotion business, which has experienced a sales increase of 46% in the first six months of fiscal 2006, compared to the prior year period. The Selsun franchise has also achieved double-digit sales growth in the first six months of fiscal 2006 in the face of increased advertising and promotional support by its competitors. The Company is also very pleased with the initial sales performance of BullFrog Mosquito Coast and Dexatrim Max2O, which have both exceeded the Company's expectations. The Company's positive sales momentum has continued into the third quarter of fiscal 2006, with June sales up 24% compared to the prior year period excluding sales of pHisoderm, led by Gold Bond, which posted the highest monthly sales total in its history.
    While the Company's overall business is very healthy, the nature of the Icy Hot Pro-Therapy launch has created a degree of variability in terms of estimating sales and earnings for fiscal 2006 as compared to prior years. The Company believes it has established a viable franchise in Icy Hot Pro-Therapy and will continue to support the brand with significant advertising and promotional investments during the second half of the year. Though the Company remains optimistic about the potential of the brand, its sales to date have fallen below the Company's original expectations. As a result, the Company is lowering its expectations for total revenues for fiscal 2006 from a range of $315 to $330 million to a range of $295 to $310 million, and currently expects earnings per share in fiscal 2006 to be in the range of $1.90 to $2.20 as compared to earlier estimates of $2.30 to $2.40. In each case, these estimates exclude any litigation related items, debt extinguishment charges and the estimated $0.15 per share impact of adopting FAS 123R, which requires the expensing of stock based compensation.
    Given the strength of the Company's overall business and product development pipeline, and the Company's ability to adjust future advertising and promotional expenditures for Icy Hot Pro-Therapy and Selsun Salon to normalized levels, the Company remains very confident in its outlook for fiscal 2007 and currently expects that earnings per share in fiscal 2007 will be $2.50 or greater, excluding compensation expense under FAS 123R and any litigation related items.

    Share Repurchase and Capital Resources

    As previously announced, the Company commenced the solicitation of consents from the holders of its $107.5 million 7% Senior Subordinated Notes due 2014 to an amendment to the related indenture to increase the Company's capacity to make restricted payments by an additional $85.0 million, including payments for the repurchase of the Company's common stock. In connection with the consent solicitation, the Company's Board of Directors has authorized the repurchase of up to an additional $100.0 million of the Company's common stock, under the terms of the Company's existing stock repurchase program. Under the program, the Company may, from time to time, purchase shares of its common stock based on a number of factors, including market conditions, the market price of the common stock, effect on earnings, available cash and other factors as the Company deems appropriate, subject to the limitations under the indenture, the Company's credit agreement and applicable regulatory requirements. From March 1, 2006 through July 6, 2006, the Company repurchased 605,000 shares of its common stock at an average cost of $32.75 per share, or $19.8 million in the aggregate.
    The Company currently plans to fund any future stock repurchases with cash generated from operations and borrowings under its existing senior credit facility. As of May 31, 2006, the Company's outstanding indebtedness under the senior credit facility was $38.0 million. The Company's net debt (total debt less cash) as of May 31, 2006 was $132.1 million compared to $146.7 million as of May 31, 2005. The Company's leverage ratio (net debt/EBITDA(2) on a trailing 12 month basis) was 1.7x as of May 31, 2006 compared to 1.9x as of May 31, 2005.

    Non-GAAP Financial Measures

    In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents certain non-GAAP financial measures, including adjusted net income, adjusted earnings per share, EBITDA and adjusted EBITDA. The non-GAAP financial measures exclude certain non-cash charges, such as stock option expenses, and certain non-recurring charges, such as loss on early extinguishment of debt and litigation settlement items, which Chattem believes provides both management and investors with additional insight into the Company's operational strength and ongoing operating performance. The additional non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP. See the accompanying Form 8-K under which this earnings release has been furnished to the Securities and Exchange Commission for further discussion of the utility of these non-GAAP measures and the purposes for which they are used by management.

    Forward-Looking Statements

    Statements in this press release which are not historical facts, including, without limitation, statements in the Outlook section of this release relating to estimated results for fiscal 2006 and fiscal 2007 and potential results for new product launches and potential recoveries from the Dexatrim settlement trust, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions, including those described in our filings with the Securities and Exchange Commission, that could cause actual outcomes and results to differ materially from those expressed or projected.

    Webcast

    Chattem will provide an online Web simulcast and rebroadcast of its fiscal second quarter 2006 conference call. The live broadcast of the call will be available online at www.chattem.com and www.streetevents.com today, Monday, July 10, 2006 beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and be available through July 24, 2006. Please note that the webcast requires Windows Media Player. For additional information please contact Catherine Baker, Investor Relations at 423-821-2037 ext. 3209.

    About Chattem

    Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. The Company's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. The Company's portfolio of products includes well-recognized brands such as Icy Hot, Gold Bond, Selsun Blue(R), Garlique(R), Pamprin(R) and BullFrog. Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland and Canada. For more information, please visit the Company's website: www.chattem.com.

    (1) See the reconciliation of adjusted net income to net income reported in accordance with GAAP for the first six months and the second quarter of fiscal 2006 and fiscal 2005, respectively, provided in the unaudited consolidated statements of income attached hereto.

    (2) See the reconciliation of EBITDA excluding litigation settlement items to net income reported in accordance with GAAP for the first six months and the second quarter of fiscal 2006 and fiscal 2005, respectively, provided in the unaudited consolidated statements of income attached hereto.



                             CHATTEM, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                              For the Three Months  For the Six Months
                                  Ended May 31,       Ended May 31,
                              -------------------- -------------------
                                2006       2005      2006      2005
                              ---------- --------- --------- ---------
REVENUES:
 Net sales                      $79,352   $75,640  $163,329  $147,120
 Royalties                           59        47       106        98
                              ---------- --------- --------- ---------
     Total revenues              79,411    75,687   163,435   147,218

COSTS AND EXPENSES:
 Cost of sales                   25,054    21,116    51,074    41,376
 Advertising and promotion       24,781    20,731    51,968    41,082
 Selling, general and
  administrative                 11,528    12,335    23,119    24,219
 Litigation settlement              108    (5,587)   (8,505)   (2,832)
                              ---------- --------- --------- ---------
     Total costs and expenses    61,471    48,595   117,656   103,845
                              ---------- --------- --------- ---------

INCOME FROM OPERATIONS           17,940    27,092    45,779    43,373
                              ---------- --------- --------- ---------

OTHER INCOME (EXPENSE):
 Interest expense                (2,456)   (3,458)   (5,300)   (6,953)
 Investment and other income,
  net                               234       255       428       402
 Loss on early extinguishment
  of debt                             -      (744)   (2,805)     (744)
                              ---------- --------- --------- ---------
     Total other income
      (expense)                  (2,222)   (3,947)   (7,677)   (7,295)
                              ---------- --------- --------- ---------

INCOME BEFORE INCOME TAXES       15,718    23,145    38,102    36,078

PROVISION FOR INCOME TAXES        5,518     7,638    13,129    11,906
                              ---------- --------- --------- ---------

NET INCOME                      $10,200   $15,507   $24,973   $24,172
                              ========== ========= ========= =========

DILUTED SHARES OUTSTANDING       19,529    20,474    19,705    20,474
                              ========== ========= ========= =========

NET INCOME PER COMMON SHARE
 (DILUTED)                        $0.52     $0.76     $1.27     $1.18
                              ========== ========= ========= =========

------------------------------------------------------------ ---------

NET INCOME (EXCLUDING DEBT
 EXTINGUISHMENT, FAS 123R
 EXPENSE AND LITIGATION
 SETTLEMENT ITEMS) PER COMMON
 SHARE (DILUTED):

Net income                      $10,200   $15,507   $24,973   $24,172
Add:
     Loss on early
      extinguishment of debt          -       744     2,805       744
     FAS 123R expense             1,340         -     2,192         -
     Litigation settlement
      items                         108    (5,587)   (8,505)   (2,832)
     Benefit from (provision
      for) income taxes            (508)    1,598     1,209       689
                              ---------- --------- --------- ---------
Net  income (excluding debt
 extinguishment, FAS 123R
 expense and litigation
 settlement items)              $11,140   $12,262   $22,674   $22,773
                              ========== ========= ========= =========

Net income (excluding debt
 extinguishment, FAS 123R
 expense and litigation
 settlement items) per
 common share (diluted)           $0.57     $0.60     $1.15     $1.11
                              ========== ========= ========= =========

----------------------------------------------------------------------

EBITDA RECONCILIATION
 (EXCLUDING LITIGATION
 SETTLEMENT ITEMS):

Net income                      $10,200   $15,507   $24,973   $24,172
Add:
     Provision for income
      taxes                       5,518     7,638    13,129    11,906
     Interest expense, net
      (includes loss on early
      extinguishment of debt)     2,222     3,947     7,677     7,295
     Depreciation and
      amortization less
      amounts included in
      interest                    2,712     1,292     4,848     2,726
                              ---------- --------- --------- ---------
EBITDA                          $20,652   $28,384   $50,627   $46,099
     Litigation settlement
      items                         108    (5,587)   (8,505)   (2,832)
                              ---------- --------- --------- ---------
EBITDA (excluding litigation
 settlement items)              $20,760   $22,797   $42,122   $43,267
                              ---------- --------- --------- ---------

Depreciation & amortization      $1,466    $1,483    $2,891    $3,107
Capital expenditures               $815      $599    $2,091    $1,198

------------------------------------------------------------ ---------

SELECTED CASH FLOW DATA:

 Stock repurchases (324 shares
  and 137 shares for the three
  months ended and 599 shares
  and 239 shares for the six
  months ended, respectively)   $11,202    $5,082   $21,332    $8,596

----------------------------------------------------------------------

                                        May 31, 2006   May 31, 2005
                                       -------------- --------------
BALANCE SHEET DATA:                                   (as adjusted)(1)

 Cash and cash equivalents                   $13,352        $35,817
 Accounts receivable, net                    $43,655        $45,526
 Inventories                                 $28,718        $23,428
 Accounts payable and accrued liabilities    $28,434        $34,673

 Senior bank debt                            $38,000             $-
 Subordinated debt                          $107,500       $182,500
                                       -------------- --------------
     Total debt                             $145,500       $182,500
                                       ============== ==============
----------------------------------------------------------------------

(1) The 2005 financial statements have been adjusted to effect the retroactive change in accounting principle from the LIFO to the FIFO method of inventory valuation.

Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.


Summary of Net Sales

Net sales by domestic product category and total international for the second quarter of fiscal 2006, as compared to the corresponding period in fiscal 2005, were as follows:

                                                 Increase (Decrease)
                                                ---------------------
                             2006       2005      Amount   Percentage
                          ----------- --------- ---------- ----------
                                    (dollars in
                                     thousands)
Topical pain care
 products                    $28,397   $25,044     $3,353       13.4 %
Medicated skin care
 products(a)                  15,389    15,833       (444)      (2.8)
Dietary supplements            8,909    10,280     (1,371)     (13.3)
Medicated dandruff
 shampoos and conditioner      8,461     7,888        573        7.3
Other OTC and toiletry
 products                     10,997     9,639      1,358       14.1
                          ----------- --------- ----------

Total Domestic                72,153    68,684      3,469        5.1
International                  7,199     6,956        243        3.5
                          ----------- --------- ----------

Total Net Sales              $79,352   $75,640     $3,712        4.9
                          =========== ========= ==========


Net sales by domestic product category and total international for the first half of fiscal 2006, as compared to the corresponding period in fiscal 2005, were as follows:

                                                 Increase (Decrease)
                                                ---------------------
                             2006       2005      Amount   Percentage
                          ----------- --------- ---------- ----------
                                    (dollars in
                                     thousands)
Topical pain care
 products                    $60,838   $46,452    $14,386       31.0 %
Medicated skin care
 products(a)                  32,280    33,457     (1,177)      (3.5)
Dietary supplements           17,762    18,940     (1,178)      (6.2)
Medicated dandruff
 shampoos and conditioner     20,278    17,688      2,590       14.6
Other OTC and toiletry
 products                     19,438    17,716      1,722        9.7
                          ----------- --------- ----------

Total Domestic               150,596   134,253     16,343       12.2
International                 12,733    12,867       (134)      (1.0)
                          ----------- --------- ----------

Total Net Sales             $163,329  $147,120    $16,209       11.0
                          =========== ========= ==========

(a) Includes pHisoderm sales in fiscal 2005




    CONTACT: Chattem, Inc.
             Catherine Baker, 423-822-3209